Exhibit 99.1

SeaStar Medical to Restate Financials, Sets Business Update Call for April 17

Restatement of non-cash items is not expected to materially impact cash position or operations

DENVER (March 27, 2024) – SeaStar Medical Holding Corporation (Nasdaq: ICU), a commercial-stage medical device company developing proprietary solutions to reduce the consequences of hyperinflammation on vital organs, announces that it will restate its financial statements for the fiscal year ended December 31, 2022 and for the interim periods ended March 31, 2023, June 30, 2023 and September 30, 2023.

The restatement will impact the accounting treatment and classification of certain outstanding warrants and the prepaid forward purchase arrangement that was terminated in June 2023. Due to the additional audit procedures involved in the restatement, SeaStar Medical expects to file Form 12b-25 with the Securities and Exchange Commission (SEC), which provides issuers with a 15-day grace period to file an Annual Report on Form 10-K, which is deemed to have been timely filed.

“The restatement is not expected to have a material impact on our business operations or our cash position, but rather is related to the reporting of non-cash accounting items,” said Eric Schlorff, Chief Executive Officer of SeaStar Medical. “We pursued a Special Purpose Acquisition Company (SPAC) as our route to become a public company in late 2022 due to the challenging market conditions at that time. Many SPACs, including ours, relied on a host of complex financial instruments. Unfortunately, we determined that certain complex financial instruments required accounting treatment that differed from our previous judgment, which led to the need for a restatement.

“Importantly, we continue to make progress with our pivotal adult acute kidney injury (AKI) study with 23 subjects enrolled, including two additional subjects since our last update two weeks ago. With our commercial launch of the Quelimmune™ pediatric therapeutic device, the first critically ill child with AKI and sepsis or septic condition is expected to be treated at a well-recognized children’s hospital in the second quarter of 2024,” he added.

“We are excited to provide access to our symposium, New Therapies in Pediatric Acute Kidney Injury, held at the AKI-CRRT 2024 conference earlier this month, with key opinion leaders from our Scientific Advisory Board sharing valuable insights into AKI and sepsis, as well as their experiences with Quelimmune,” said Mr. Schlorff. “We look forward to providing a more detailed update on our progress and outlook during our business update conference call.”

Conference Call

SeaStar Medical’s management will hold a business update conference call on Wednesday, April 17 at 4:00 p.m. Eastern time (1:00 p.m. Pacific time). Participants can pre-register for the conference call here. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. Stockholders and other interested parties may also participate in the conference call by dialing 866-777-2509 from within the U.S. or 412-317-5413 from outside the U.S., and requesting the SeaStar Medical call.

A live webcast of the call will be available here and will be archived for 90 days. A replay of the call will be available beginning two hours after the call ends through April 19, 2024 by dialing 877-344-7529 from within the U.S., 855-669-9658 from Canada or 412-317-0088 from outside the U.S. and Canada, and entering the conference identification number 1412301.

About Quelimmune

In February 2024 the U.S. Food and Drug Administration (FDA) granted a Humanitarian Device Exemption (HDE) Approval Order to the Quelimmune pediatric device for use in children weighing 10 kilograms or more with AKI due to sepsis or a septic condition requiring kidney replacement therapy (KRT). SeaStar Medical estimates the eligible population for its Quelimmune pediatric device to be approximately 4,000 children annually with AKI. About 20% of the top 50 children’s hospitals already have direct experience with the SCD. Pediatric patients undergoing treatment with the SCD are expected to require, on average, seven SCD units, with the disposable device being changed once every 24 hours.

About the Pivotal Adult Acute Kidney Injury Trial

The NEUTRALIZE-AKI (NEUTRophil and monocyte deActivation via SeLective Cytopheretic Device – a randomiZEd clinical trial in Acute Kidney Injury) pivotal trial is expected to enroll up to 200 adults. The trial’s primary endpoint is a composite of 90-day mortality or dialysis dependency of patients treated with SCD in addition to continuous kidney replacement therapy (CKRT) as the standard of care, compared with the control group receiving only CKRT standard of care. Secondary endpoints include mortality at 28 days, ICU-free days in the first 28 days, major adverse kidney events at Day 90 and dialysis dependency at one year. The study will also include subgroup analyses to explore the effectiveness of SCD therapy in AKI patients with sepsis and acute respiratory distress syndrome. More information on the trial is available here.

About Hyperinflammation

Hyperinflammation is the overproduction or overactivity of inflammatory cells that can lead to damage of vital organs. It occurs when the body overproduces inflammatory effector cells and other molecules that can be toxic, damaging to vital organs and result in multi-organ failure and even death. This is known as the cytokine storm.

About The Selective Cytopheretic Device

The Selective Cytopheretic Device (SCD) is a patented cell-directed extracorporeal device that employs immunomodulating technology to selectively target proinflammatory neutrophils and monocytes during CKRT and reduces the hyperinflammatory milieu including the cytokine storm that causes inflammation, organ failure and possible death in critically ill patients. Unlike pathogen removal and other blood-purification tools, the SCD is integrated with CKRT hemofiltration systems to selectively target and transition proinflammatory monocytes to a reparative state and promote activated neutrophils to be less inflammatory. The SCD selectively targets the most highly activated proinflammatory neutrophils and monocytes. These cells are then returned back into the body through the blood, and the body is signaled to lower its inflammatory environment and focus on repair. This unique immunomodulation approach may promote long-term organ recovery and eliminate the need for future KRT, including dialysis. Quelimmune is the official brand name for the Selective Cytopheretic Device in pediatrics that has received FDA HDE Approval.

About SeaStar Medical

SeaStar Medical is a commercial-stage medical technology company that is redefining how extracorporeal therapies may reduce the consequences of excessive inflammation on vital organs. SeaStar Medical’s novel technologies rely on science and innovation to provide life-saving solutions to critically ill patients. The Company is developing and commercializing cell-directed extracorporeal therapies that target the effector cells that drive systemic inflammation, causing direct tissue damage and secreting a range of pro-inflammatory cytokines that initiate and propagate imbalanced immune responses. For more information visit www.seastarmedical.com or visit us on LinkedIn or X.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, the SCD’s ability to treat hyperinflammation and the expected results of clinical trials and studies. Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside SeaStar Medical’s control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results include, but are not limited to: (i) the risk that SeaStar Medical may not be able to obtain regulatory approval of its SCD product candidates; (ii) the risk that SeaStar Medical may not be able to raise sufficient capital to fund its operations, including clinical trials; (iii) the risk that SeaStar Medical and its current and future collaborators are unable to successfully develop and commercialize its products or services, or experience significant delays in doing so, including failure to achieve approval of its products by applicable federal and state regulators, (iv) the risk that SeaStar Medical may never achieve or sustain profitability; (v) the risk that SeaStar Medical may not be able to access funding under existing agreements, including the equity line of credit and forward purchase agreements; (vi) the risk that third-parties suppliers and manufacturers are not able to fully and timely meet their obligations, (vii) the risk of product liability or regulatory lawsuits or proceedings relating to SeaStar Medical’s products and services, (viii) the risk that SeaStar Medical is unable to secure or protect its intellectual property, and (ix) other risks and uncertainties indicated from time to time in SeaStar Medical’s Annual Report on Form 10-K, including those under the “Risk Factors” section therein and in SeaStar Medical’s other filings with the SEC. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SeaStar Medical assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

LHA Investor Relations

Jody Cain

(310) 691-7100

Jcain@lhai.com

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